SECURITIES AND EXCHANGE COMMISSION

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Spirit Airlines, Inc.

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JetBlue Airways Corporation

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Filed by JetBlue Airways Corporation

Pursuant to Rule 14a-12 under the

Securities Exchange Act of 1934, as amended

Subject Company: Spirit Airlines, Inc.

Commission File No.: 001-35186

Date: April 14, 2022

The following infographic is being filed in connection with JetBlue Airways Corporation’s proposal to acquire all of the outstanding shares of Spirit Airlines, Inc. common stock.

jetBlue® What is the JetBlue Effect? The JetBlue Effect occurs when legacy carriers react to JetBlue’s unique combination of low fares and award-winning customer service. Backed by MIT Research AUGUST 2013 The JetBlue Effect was first noted in an MIT study1 “The effects of other low-cost and ultra-low-cost carriers on average airfares at U.S. airports now exceed the Southwest effect. In 2012, the presence of JetBlue Airways, another low-cost carrier, was associated with a decrease of about $32 in average one-way fare, controlling for average itinerary distance and other low-cost carrier competition.” USA Today AUGUST 2013 Southwest’s influence on lowering airfares waning “You might want to start calling it the ‘JetBlue effect.’ A study released Thursday has found that Southwest’s fabled ability to lower fares by its mere presence in a market has diminished over the past six years, weakening the argument that the carrier can play a key role in keeping prices in check despite a wave of mergers sweeping the airline industry. JetBlue, meanwhile, and ultra-low-cost carriers such as Allegiant and Spirit have shown a greater impact on lowering the average price of a ticket where they fly.” 1SOURCE: https://dspace.mit.edu/bitstream/handle/1721.1/79878/ICAT-2013-07.pdf?sequence=1&isAllowed=y Examples of JetBlue Effect in Action Here are a few examples of how the JetBlue Effect works. JetBlue Effect pushes fares down immediately upon entering a route New York, NY (JFK) to San Antonio, TX (SAT) fares dropped from $164 to $119 for a decrease of ~27%* Boston, MA (BOS) to Milwaukee, WI (MKE) fares dropped from $164 to $85 for a decrease of ~48%* *21-day advance purchase fare comparisons JetBlue Effect keeps fares down even one year later Boston, MA (BOS) to New York, NY (LGA) fares dropped from $165 to $82 for a decrease of ~50%** South Florida (FLL) to Detroit, MI (DTW) fares dropped from $136 to $107 for a decrease of ~21%** South Florida (FLL) to Las Vegas, NV (LAS) fares dropped from $175 to $136 for a decrease of ~22%** **14-day advance purchase fare comparisons

JetBlue Effect More Effective Than Ultra-Low-Cost Carriers 3x more effective than Spirit. JetBlue triggers significantly greater fare decreases from legacy airlines when it enters a new market than when ultra-low-cost carriers enter a market. Preliminary economic work done this year shows JetBlue’s presence on a nonstop route decreases legacy fares ~16% versus only ~5% when it’s Spirit on a nonstop route instead - making JetBlue three times more effective. MIT, in its study, also found JetBlue’s effect on fares to exceed ultra-low-cost carriers. “In 2012, the presence of JetBlue Airways, another low-cost carrier, was associated with a decrease of about $32 in average one-way fare, controlling for average itinerary distance and other low-cost carrier competition. In the same year, Allegiant Air service was associated with an average one-way fare decrease of about $29, and Spirit Airlines service was associated with a decrease of about $22. However, it is important to note that these latter carriers often charge ancillary fees in addition to the base airfare, so a comparison of changes in base airfares alone does not fully capture differences in total travel price.” Customers shouldn’t have to choose between a low fare and a great experience. Low fares are only half the JetBlue story. While other airlines make you choose, JetBlue offers an incredible onboard experience for a low fare. JetBlue features the most legroom in coacha; free and fast Fly-Fi broadband internetb; complimentary and unlimited name-brand snacks and soft drinks; and free, live DIRECTV® programming at every seat. The Department of Justice on the JetBlue Effect CASE 1:21-CV-115582 In the Department of Justice’s court filing regarding JetBlue’s Northeast Alliance with American Airlines, the DOJ told the court: “JetBlue’s reputation for lowering fares is so well known in the airline industry that it has earned a name: the ‘JetBlue Effect.’ JetBlue’s record in Boston and New York City illustrates why. Since launching service at Boston Logan in 2004, JetBlue has challenged the major airlines-including American-by offering lower fares and better service. Consumers voted with their feet. JetBlue became Boston’s leading airline, offering more flights out of Boston than any other airline. What’s more, JetBlue forced American and other airlines that serve Boston to lower their fares as well. This competition has resulted in substantial savings for consumers. In 2019, JetBlue estimated that it had saved consumers flying to and from Boston more than $3 billion since it started serving the airport in 2004. JetBlue has had a similar effect in New York City. In a presentation titled ‘16 Years of Disrupting the Industry,’ JetBlue explained that ‘there’s no question we are a disruptor. There’s no better example of how we’ve influenced change than at our home at JFK Airport.’” 2SOURCE: https://www.justice.gov/opa/press-release/file/1434621/download April 6, 2022 JetBlue CEO Robin Hayes appears on CNBC “When JetBlue flies into a market and competes with a legacy airline, the overall fares come down more than when an ultra-low-cost carrier flies against the legacy airlines and they do that because JetBlue is not ignored [by the legacy airlines].”

Important Information for Investors and Stockholders Forward Looking Statements Statements in the communications on this website contain various forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, which represent our management’s beliefs and assumptions concerning future events. These statements are intended to qualify for the “safe harbor” from liability established by the Private Securities Litigation Reform Act of 1995. When used in these communications, the words “expects,” “plans,” “anticipates,” “indicates,” “believes,” “forecast,” “guidance,” “outlook,” “may,” “will,” “should,” “seeks,” “targets” and similar expressions are intended to identify forward-looking statements. Forward-looking statements involve risks, uncertainties and assumptions, and are based on information currently available to us. Actual results may differ materially from those expressed in the forward-looking statements due to many factors, including, without limitation, those listed in our U.S. Securities and Exchange Commission (“SEC”) filings, matters of which we may not be aware, the coronavirus pandemic including new and existing variants, the outbreak of any other disease or similar public health threat that affects travel demand or behavior, the outcome of any discussions between JetBlue and Spirit with respect to a possible transaction, including the possibility that the parties will not agree to pursue a business combination transaction or that the terms of any such transaction will be materially different from those described herein, the conditions to the completion of the possible transaction, including the receipt of any required stockholder and regulatory approvals and, in particular, our expectation as to the likelihood of receipt of antitrust approvals, JetBlue’s ability to finance the possible transaction and the indebtedness JetBlue expects to incur in connection with the possible transaction, the possibility that JetBlue may be unable to achieve expected synergies and operating efficiencies within the expected timeframes or at all and to successfully integrate Spirit’s operations with those of JetBlue, and the possibility that such integration may be more difficult, time-consuming or costly than expected or that operating costs and business disruption (including, without limitation, disruptions in relationships with employees, customers or suppliers) may be greater than expected in connection with the possible transaction. Given the risks and uncertainties surrounding forward-looking statements, you should not place undue reliance on these statements. Further information concerning these and other factors is contained in JetBlue’s SEC filings, including but not limited to, JetBlue’s 2021 Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. In light of these risks and uncertainties, the forward-looking events discussed in the communications on this website might not occur. Our forward-looking statements speak only as of the date of the communication in which the statement is included or as of the dates so indicated. We undertake no obligation to update or revise forward-looking statements, whether as a result of new information, future events, or otherwise. Additional Information and Where to Find It The communications on this website relate to a proposal which JetBlue has made for a business combination transaction with Spirit. In furtherance of this proposal and subject to future developments, JetBlue (and, if a negotiated transaction is agreed to, Spirit) may file one or more proxy statements or other documents with the SEC. The communications on this website are not a substitute for any proxy statement or other document JetBlue and/or Spirit may file with the SEC in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS OF JETBLUE AND SPIRIT ARE URGED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE POSSIBLE TRANSACTION. Any definitive proxy statement (if and when available) will be mailed to stockholders of Spirit. Investors and security holders of Spirit and JetBlue will be able to obtain free copies of these documents (if and when available) and other documents filed with the SEC by JetBlue and Spirit through the web site maintained by the SEC at http://www.sec.gov. Participants in the Solicitation The communications on this website are neither a solicitation of a proxy nor a substitute for any proxy statement or other filings that may be made with the SEC. Nonetheless, JetBlue and certain of its directors and executive officers may be deemed to be participants in any solicitation with respect to the proposed transaction under the rules of the SEC. Information regarding the interests of these participants in any such proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be included in any proxy statement and other relevant materials to be filed with the SEC if and when they become available. These documents can be obtained free of charge as described in the preceding paragraph. No Offer or Solicitation The communications on this website shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. Footnotes a JetBlue offers the most legroom in coach based on average fleet-wide seat pitch for U.S. airlines. b Fly-Fi and live television are available on all JetBlue-operated flights. On ViaSat-2 equipped aircraft, Fly-Fi will not be available on portions of some routes, and live television will not be available while operating outside of the contiguous U.S., or until the aircraft returns to the coverage area. On all other aircraft, Fly-Fi and live television will not be available while operating outside of the contiguous U.S., or until the aircraft returns to the coverage area.